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As filed with the Securities and Exchange Commission on November 20, 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

RADVIEW SOFTWARE LTD.
(Exact Name of Registrant as Specified in Its Charter)

Israel (State or Other Jurisdiction of Incorporation or Organization)	Not applicable (I.R.S. Employer Identification Number)

7 New England Executive Park
Burlington, Massachusetts 01803
(Address, including zip code, of principal executive offices)

RadView Software Ltd. Key Employee Share Incentive Plan (1996)
RadView Software Ltd. United States Share Incentive Plan (2000)
(Full Title of the Plan)

Brian E. LeClair
Vice President and Chief Financial Officer
RadView Software Ltd.
7 New England Executive Park
Burlington, Massachusetts 01803
(781) 238-1111
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Galai Sharir, Adv.
Sharir, Shiv, Friedman & Co. Law Offices
3 Azrieli Center, Triangular Tower
Tel Aviv, Israel 67023
(972-3) 607-4777
Facsimile: (972-3) 607-4778

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee

Ordinary Shares, NIS 0.01 Nominal Value Per Share	2,000,000 Ordinary Shares	$0.23	$460,000	$42.32

(1)
This Registration Statement relates to an additional 800,000 Ordinary Shares to be granted under the Registrant's Key Employee Share Incentive Plan (1996) and an additional 1,200,000 Ordinary Shares to be granted under the Registrant's United States Share Incentive Plan (2000). Plus such additional indeterminable number of shares as may be required pursuant to these plans in the event of a stock dividend, stock split, recapitalization or other similar change in the ordinary shares.

(2)
Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended, such computation is based on $0.23 per share (the average of the high and the low prices of the registrant's ordinary shares as reported on the Nasdaq SmallCap Market on November 18, 2002).

EXPLANATORY NOTE

        This Registration Statement on Form S-8 registers an additional 800,000 Ordinary Shares of RadView Software Ltd. to be granted under the Registrant's Key Employee Share Incentive Plan (1996) and an additional 1,200,000 Ordinary Shares of RadView Software Ltd. to be granted under the Registrant's United States Share Incentive Plan (2000). The contents of the Registrant's Registration Statement on Form S-8 relating to these plans (Registration No. 333-67086 filed with the Securities and Exchange Commission on August 8, 2001) are hereby incorporated by reference.

INFORMATION REGARDING FINANCIAL STATEMENTS INCORPORATED BY REFERENCE
INTO THIS REGISTRATION STATEMENT

        Our independent auditors, Luboshitz Kasierer ("Luboshitz"), were a foreign affiliate of Arthur Andersen LLP ("Andersen"). After reasonable effort, we have been unable to obtain the consent of Andersen for the incorporation by reference of the report dated February 6, 2002, included in our Annual Report on Form 10-K, as amended, for the year ended December 31, 2001. Under these circumstances, Rule 437a under the Securities Act of 1933 permits us to file this Registration Statement without a written consent from Andersen. The absence of such consent may limit recovery by investors on certain claims. In particular, and without limitation, investors will not be able to recover against Luboshitz or Andersen under Section 11 of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Andersen incorporated by reference herein or any omissions to state a material fact required to be stated therein.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Burlington, Massachusetts on the 20th day of November, 2002.

RADVIEW SOFTWARE LTD.
By:	/s/ BRIAN E. LECLAIR Brian E. LeClair Vice President and Chief Financial Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Ilan Kinreich and Brian E. LeClair or either of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ ILAN KINREICH Ilan Kinreich	Chief Executive Officer (principal executive officer)	November 20, 2002
/s/ BRIAN E. LECLAIR Brian E. LeClair	Chief Financial Officer (principal financial and accounting officer)	November 20, 2002
/s/ SHAI BEILIS Shai Beilis	Chairman of the Board of Directors	November 20, 2002
/s/ ROBERT STEINKRAUSS Robert Steinkrauss	Director	November 20, 2002
/s/ WILLIAM J. GEARY William J. Geary	Director	November 20, 2002
/s/ KATHLEEN A. COTE Kathleen A. Cote	Director	November 20, 2002
/s/ DAVID ASSIA David Assia	Director	November 20, 2002

INDEX TO EXHIBITS

Exhibit No.	Description
5.1	Opinion of Sharir, Shiv, Friedman and Co. Law Offices, as to the legality of shares being registered.
23.1	Consent of Sharir, Shiv, Friedman and Co. Law Offices (included in opinion of counsel filed as Exhibit 5.1).
23.2	Consent of Luboshitz Kasierer (omitted pursuant to Rule 437a)
24.1	Power of Attorney (included on the signature page of this Registration Statement).

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EXPLANATORY NOTE
INFORMATION REGARDING FINANCIAL STATEMENTS INCORPORATED BY REFERENCE INTO THIS REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS